WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China INSOnline Corp.

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8, of our report dated September 28, 2009, relating to the consolidated financial statements of China INSOnline Corp. and Subsidiaries as of and for the year ended June 30, 2009 which appears in the China INSOnline Corp. Annual Report on Form 10-K for the year ended June 30, 2010, filed with the Securities and Exchange Commission on October 13, 2010. We also consent to the reference to our firm under the caption "Experts".

Weinberg & Company, P.A.
WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
October 13, 2010

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
Telephone: 561.487.5765
Facsimile: 561.487.5766

1925 Century Park East • Suite 1120
Los Angeles, California 90067
Telephone: 310.601.2200
Facsimile: 310.601.2201
www.cpaweinberg.com

Room 2707, 27/F
Shui On Centre • 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
Telephone: 852-2780-7231
Facsimile: 852-2780-8717